As filed with the Securities and Exchange Commission
                         October 23, 1996

                                   Registration No     . 33-__________

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                FIRST OF AMERICA BANK CORPORATION
      (Exact Name of Registrant as Specified in Its Charter)

       MICHIGAN                           38-1971791
(State of Incorporation)        (IRS Employer Identification No.)

                      211 South Rose Street
                    Kalamazoo, Michigan  49007
             (Address of Principal Executive Offices)

                FIRST OF AMERICA BANK CORPORATION
                     STOCK COMPENSATION PLAN
                     (Full Title of the Plan)


      Richard V. Washburn                    Copy to:
     Senior Vice President              David E. Riggs, Esq.
First of America Bank Corporation   Howard & Howard Attorneys, PC
      211 South Rose Street                 Suite 400
   Kalamazoo, Michigan  49007           107 West Michigan Ave.
        (616) 376-9000                Kalamazoo, Michigan  49007
 (Name, Address, and Telephone
  Number of Agent for Service)



                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
                                                        Proposed                Proposed
        Title of                                         Maximum                 Maximum                Amount of
    Securities to be          Amount to be           Offering Price             Aggregate             Registration
       Registered              Registered               per Share            Offering Price                Fee
------------------------------------------------------------------------------------------------------------------------

 Common Stock,           3,000,000               $ 52.75    (3)          $ 158,250,000    (3)    $ 47,954        (3)
 $10 par value (1)       shares  (2)
------------------------------------------------------------------------------------------------------------------------


(1) Also includes an equal number of Rights to purchase shares of Registrant's Series A Junior Participating Preferred Stock, which
Rights are not (a)  separable from the shares of Common  Stock or
(b) presently exercisable.

(2) Plus an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock of First of America Bank Corporation resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Stock Compensation Plan.

(3) Estimated in accordance with Rules 457(h) and (c) solely for the purpose of calculating the amount of the registration fee, based on the $52.75 average of the high and low prices reported for the Registrant's Common Stock on the New York Stock
Exchange on October 17, 1996.

Part II.  Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File
No. 1-10534) are incorporated in this Registration Statement by reference:

     (1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

     (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

     (3) the information contained in the Registrant's definitive Proxy Statement dated March 13, 1996 relating to its 1996 Annual Shareholders Meeting under the headings "Certain Federal Income Tax Consequences" and "Performance-Based Compensation - Section 162(m) Requirement" within the section titled "(2) Approval of Stock Compensation Plan"; and

     (4) the description of the Registrant's Common Stock, $10.00 par value, and Series A Junior participating Preferred Stock Purchase Rights which are contained in the Registrant's Registration Statements on Form 8-A dated April 30, 1990 and July 18, 1990, respectively filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Sections 561 through 571 of the Michigan Business Corporation Act (the "Act") and Article V of the Registrant's Bylaws relate to indemnification of the Registrant's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties. The Registrant's Bylaws generally permit indemnification to the same extent provided by the Act.

     The Act provides for indemnification of directors and officers acting in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the Registrant (and, if a criminal proceeding, who have no reasonable cause to  believe  their  conduct to  be  unlawful)  against  (i)
expenses  (including  attorney's  fees)   and  amounts  paid   in
settlement  actually and reasonably  incurred in  connection with any threatened, pending, or completed action, suit or proceeding (other than an action by, or in the right of the Registrant) arising out of a position with the Registrant (or with some other entity at the Registrant's request) and (ii) expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending, or completed actions or suits by or in the right of the Registrant, unless the director or officer is found liable to the Registrant and an appropriate  court does not  determine that he  or she  is
nevertheless fairly  and reasonably  entitled to indemnity.   The
Act requires indemnification for expenses to the extent that a director or officer is successful in defending against any such action, suit or proceeding, and otherwise requires in general that  the indemnification provided for  in (i) and  (ii) above be made only  on a determination by  a majority vote of  a quorum of the Board of  Directors who were not parties to  or threatened to be made parties to the action, suit, or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all independent directors not parties to or threatened to be made parties to the action, suit or proceeding, or by the shareholders, that the applicable standards of conduct were met. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking, which need not be secured, by or  on behalf of the directors or officers  to repay such amounts unless  it shall
ultimately   be   determined   that   they   are   entitled    to
indemnification.

     Indemnification under the Act is not exclusive of other rights to indemnification to which a person may be entitled under the Articles of Incorporation, the Bylaws or a contractual agreement.

     The Act permits the Registrant to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Registrant, whether or not such liabilities would be within the foregoing indemnification provisions. Pursuant to this authority, the Registrant maintains such insurance on behalf of its directors and officers.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The  following   Exhibits  are  filed   or  incorporated  by
reference as part of this Registration Statement.

4.   (a)  Articles  of  Incorporation of  First  of  America Bank
          Corporation (incorporated by reference to an Exhibit filed in Registrant's Quarterly Report Form 10-Q for the quarter ended September 30, 1992).

     (b)  Bylaws   of   First   of   America   Bank   Corporation
          (incorporated  by  reference to  Registrant's Quarterly
          Report on Form 10-Q for the quarter ended March 31, 1996.)

     (c) Rights Agreement between First of America Bank Corporation and First of America Bank - Michigan, N.A., as Rights Agent, dated as of July 18, 1990, was filed as an exhibit to Registrant's Report on Form 8-A, dated July 18, 1990, and is incorporated herein by reference.

5.   Opinion and Consent of Howard & Howard Attorneys, P.C.

15.  Not applicable.

23.  (a)  Consent of KPMG Peat Marwick LLP.

     (b)  Consent    of    Howard &   Howard    Attorneys,   P.C.
          (incorporated  by   reference  to  Exhibit 5   of  this
          Registration Statement).

28.  Not applicable.

99.  First of America Bank Corporation Stock Compensation Plan **
     **  To be subsequently filed.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)       to  include  any prospectus  required by
                         Section 10(a)(3)  of the  Securities Act
                         of 1933;


               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided,  however,  that   paragraphs  (a)(1)(i)   and
          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  to  remove  from  registration   by  means  of   a
               post-effective  amendment of any of the securities
               being  registered  which   remain  unsold  at  the
               termination of the offering.

     (b)  The  undersigned  Registrant  hereby   certifies  that,
          for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed
          in the  Act and is,  therefore, unenforceable.   In the
          event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted
          by   director,  officer   or   controlling  person   in
          connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                             SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on October 16, 1996.

                              FIRST OF AMERICA BANK CORPORATION


                              By:/S/ Richard F. Chormann
                                     Director, Chairman and
                                     Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 16th day of October, 1996.


/S/  RICHARD F. CHORMANN        Chairman, President and
     Richard F. Chormann        Chief Executive Officer
                                (Principal Executive Officer)

/S/  THOMAS W. LAMBERT          Executive Vice President and
     Thomas W. Lambert          Chief Financial Officer
                                (Principal Financial Officer
                                and Principal Accounting
                                Officer)

/S/  JON E. BARFIELD            Director
     Jon E. Barfield

/S/  JOHN W. BROWN              Director
     John W. Brown

/S/  JOEL N. GOLDBERG           Director
     Joel N. Goldberg

/S/  CLIFFORD L. GREENWALT      Director
     Clifford L. Greenwalt

/S/  ROBERT L. HETZLER          Director
     Robert L. Hetzler

/S/  DOROTHY A. JOHNSON         Director
     Dorothy A. Johnson

/S/  MARTHA MAYHOOD MERTZ       Director
     Martha Mayhood Mertz

/S/  DANIEL R. SMITH            Director
     Daniel R. Smith

/S/  JAMES S. WARE              Director
     James S. Ware

/S/  WALTER J. WOLPIN           Director
     Walter J. Wolpin

                                EXHIBIT INDEX



Number

5         Opinion of  Howard & Howard Attorneys,  P.C., including
          Consent

23(a)     Consent of KPMG Peat Marwick LLP

99        Amended and  Restated First of America Bank Corporation
          Stock Compensation Plan



EXHIBIT 5

                      Howard & Howard Attorneys, PC
                   107 West Michgian Avenue, Suite 400
                       Kalamazoo, Michigan  49007




                                           Respond to:  Kalamazoo
                                    Direct Dial: (616) 382-8771

October 16, 1996



First of America Bank Corporation
211 South Rose Street
Kalamazoo, Michigan  49007

Attention:  Richard V. Washburn

Greetings:

     We have acted as counsel to First of America Bank Corporation (the "Company") in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, registering an additional 3,000,000 shares of the Company's Common Stock, par value $10 per share, issuable as awards of restricted stock or upon exercise of stock options granted to employees of affiliate banks of the Company (the "Banks") pursuant to the First of America Stock Compensation Plan (the "Plan"), which Plan was adopted by resolution of the Board of Directors of the Company on February 21, 1996 and approved by shareholders on April 17, 1996.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates, and other documents and conducted interviews with officers as we considered necessary or appropriate for the purpose of this opinion.

     It is our opinion that the Common Stock of the Company, when issued as provided in the Plan, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

     This opinion is rendered pursuant to Item 8 of  Form S-8 and
Item 601 of Regulation S-K may be relied upon only by the Company and the Securities and Exchange Commission and may not be used, quoted or referred to and/or filed with any other person without our prior written permission.

                         Very truly yours,

                         HOWARD & HOWARD



                     /S/ MELANIE MAYO WEST
                         Melanie Mayo West



Exhibit 23


The Board of Directors
First of America Bank Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First of America Bank Corporation, of our report dated January 17, 1996 on the consolidated financial statements of First of America Bank Corporation, as of December 31, 1995 and 1994 and for each of the years in the three year period ended December 31, 1995, which report is included in the 1995 Annual Report on Form 10-K of First of America Bank Corporation.



                                   /s/ KPMG Peat Marwick LLP
                                   KPMG PEAT MARWICK LLP


Chicago, Illinois
October 17, 1996